                                                                   EXHIBIT 12.02


         CITIGROUP INC.
         CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
         INCLUDING PREFERRED STOCK DIVIDENDS


         (In Millions of Dollars)                                                                               Three Months
                                                                       YEAR ENDED DECEMBER 31,                    March 31,
         EXCLUDING INTEREST ON DEPOSITS:                      2000      1999      1998      1997      1996      2001      2000
                                                            -------   -------   -------   -------   -------   -------    ------
         FIXED CHARGES:
              INTEREST EXPENSE (OTHER THAN
                 INTEREST ON DEPOSITS)                      $23,253   $17,764   $18,997   $17,645   $14,776   $ 6,063    $4,873
              INTEREST FACTOR IN RENT EXPENSE                   416       292       417       321       299       109        71
              DIVIDENDS--PREFERRED STOCK                        180       232       332       433       505        44        47
                                                            -------   -------   -------   -------   -------   -------    ------

                 TOTAL FIXED CHARGES                        $23,849   $18,288   $19,746   $18,399   $15,580   $ 6,216    $4,991
                                                            -------   -------   -------   -------   -------   -------    ------

         INCOME:
              INCOME BEFORE TAXES, MINORITY INTEREST
              AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   $21,143   $18,151   $11,085   $12,305   $12,444    $5,579    $6,078
              OTHER                                              --        --        --        --         1        --        --
              FIXED CHARGES (EXCLUDING PREFERRED
                 STOCK DIVIDENDS)                            23,669    18,056    19,414    17,966    15,075     6,172     4,944
                                                            -------   -------   -------   -------   -------   -------    ------

                 TOTAL INCOME                               $44,812   $36,207   $30,499   $30,271   $27,520   $11,751   $11,022
                                                            =======   =======   =======   =======   =======   =======   =======

         RATIO OF INCOME TO FIXED CHARGES
              EXCLUDING INTEREST ON DEPOSITS                   1.88      1.98      1.54      1.65      1.77      1.89      2.21
                                                            =======   =======   =======   =======   =======   =======   =======

         INCLUDING INTEREST ON DEPOSITS:

         FIXED CHARGES:
              INTEREST EXPENSE                              $36,638   $28,674   $30,692   $27,299   $23,792    $9,523    $7,685
              INTEREST FACTOR IN RENT EXPENSE                   416       292       417       321       299       109        71
              DIVIDENDS--PREFERRED STOCK                        180       232       332       433       505        44        47
                                                            -------   -------   -------   -------   -------   -------    ------

                 TOTAL FIXED CHARGES                        $37,234   $29,198   $31,441   $28,053   $24,596    $9,676    $7,803
                                                            -------   -------   -------   -------   -------   -------    ------

         INCOME:
              INCOME BEFORE TAXES, MINORITY INTEREST
              AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES   $21,143   $18,151   $11,085   $12,305   $12,444    $5,579    $6,078
              OTHER                                              --        --        --        --         1        --        --
              FIXED CHARGES (EXCLUDING PREFERRED                 --        --        --        --
                 STOCK DIVIDENDS)                            37,054    28,966    31,109    27,620    24,091     9,632     7,756
                                                            -------   -------   -------   -------   -------   -------    ------

                 TOTAL INCOME                               $58,197   $47,117   $42,194   $39,925   $36,536   $15,211   $13,834
                                                            =======   =======   =======   =======   =======   =======   =======

         RATIO OF INCOME TO FIXED CHARGES
              INCLUDING INTEREST ON DEPOSITS                   1.56      1.61      1.34      1.42      1.49      1.57      1.77
                                                            =======   =======   =======   =======   =======   =======   =======

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Note: On November 30, 2000, Citigroup Inc. completed its acquisition of
      Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.